SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2008

BoomJ, Inc.
(Exact Name of Registrant as Specified in its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

000-52490	98-0512515
(Commission File Number)	(I.R.S. Employer Identification No.)

9029 South Pecos, Suite 2800 Henderson, Nevada	89074
(Address of Principal Executive Offices)	(Zip Code)

(702) 463-7000
(Registrant’s Telephone Number, Including Area Code)

(Former name, former address, and former fiscal year, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (See General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 9, 2008, BoomJ, Inc. (the “Company”) appointed Michael Warsinske, CEO and Founder, Warsinske Ventures, an Internet Asset Holding Company with combined annual sales of $25 million, to BoomJ, Inc.’s Board of Directors. Mr. Warsinske also currently serves as the CEO of local Getaways.com a private travel online publishing company.

Mr. Warsinske has over 25 years of experience in Media Sales. He was the Founder and CEO of Cybereps an online advertising sales organization that he sold to radio rep firm Interep. (NASDAQ IREP). Additionally, he was the Founder/CEO Warsinske Communications, a West Coast magazine and broadcast rep firm. Mr. Warsinske was a member of USA Today's advertising sales launch team. Michael started his career on an account management team at Saatchi and Saatchi working on Tylenol. Mr. Warsinske is a Graduate of the University of Oregon, School of Journalism.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

BOOMJ, INC.

Date: June 9, 2008	By:	/s/ ROBERT MCNULTY
Robert McNulty, Chief Executive Officer